Report of Independent Auditors

  To Board of Trustees of
  The Dessauer Global Equity Fund

  In planning and performing our audit
  of the financial statements of The
  Dessauer Global Equity Fund for the
  year ended March 31, 2002, we
  considered its internal control,
  including control activities for
  safeguarding securities, in order to
  determine our auditing procedures for
  the purpose of expressing our opinion
  on the financial statements and to
  comply with the requirements of Form
  N-SAR, not to provide assurance on
  internal control.

  The management of The Dessauer
  Global Equity Fund is responsible for
  establishing and maintaining internal
  control.  In fulfilling this
  responsibility, estimates and
  judgments by management are
  required to assess the expected
  benefits and related costs of controls.
  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

  Because of inherent limitations in
  internal control, error or fraud may
  occur and not be detected.  Also,
  projection of any evaluation of
  internal control to future periods is
  subject to the risk that it may become
  inadequate because of changes in
  conditions or that the effectiveness of
  the design and operation may
  deteriorate.

  Our consideration of internal control
  would not necessarily disclose all
  matters in internal control that might
  be material weaknesses under
  standards established by the American
  Institute of Certified Public
  Accountants. A material weakness is a
  condition in which the design or
  operation of one or more of the
  internal control components does not
  reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2002.

  This report is intended solely for the
  information and use of management,
  the Board of Trustees of The Dessauer
  Global Equity Fund, and the Securities
  and Exchange Commission and is not
  intended to be and should not be used
  by anyone other than these specified
  parties.


  /s/ Ernst & Young, LLP


  Los Angeles, California
  May 13, 2002